MANAGEMENT COMPENSATION ARRANGEMENTS AND PLANS                    Exhibit 10.11


                           COMPENSATION AND BENEFITS

EXECUTIVE OFFICER COMPENSATION
SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to compensation for services in all capacities paid by Comdisco and its subsidiaries for the past three years, to or on behalf of (i) Jack Slevin, President and Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers of Comdisco serving at September 30, 1995.

                                                                     LONG-TERM COMPENSATION
                                                                 -------------------------------
                                      ANNUAL COMPENSATION               AWARDS          PAYOUTS
                               --------------------------------- ---------------------  -------
                                                                            SECURITIES   LONG-
                                                                 RESTRICTED UNDERLYING   TERM     ALL OTHER
   NAME AND PRINCIPAL                             OTHER ANNUAL     STOCK     OPTIONS   INCENTIVE COMPENSATION
        POSITION          YEAR  SALARY   BONUS   COMPENSATION(1)   AWARDS    (SHARES)   PAYOUTS     <F1><F2>
   ------------------     ---- -------- -------- --------------- ---------- ---------- --------- ------------
Jack Slevin               1995 $400,000 $401,000      $-0-          $-0-     132,979     $-0-       $6,074
President and CEO         1994  350,000  450,000       -0-           -0-     187,500      -0-        5,643
                          1993  150,000  650,000                     -0-         -0-      -0-
Alan J. Andreini          1995  200,000  200,000       -0-           -0-     211,905      -0-       43,392<F3>
Executive Vice President  1994  225,000  275,800       -0-           -0-         -0-      -0-        5,643
                          1993  150,000  300,000                     -0-         -0-      -0-
Robert A. Bardagy         1995  365,000  365,000       -0-           -0-      52,746      -0-        6,074
Executive Vice President  1994  350,000  509,000       -0-           -0-         -0-      -0-        5,643
                          1993  200,000  663,500                     -0-         -0-      -0-
Nicholas K. Pontikes      1995  230,000  230,000       -0-           -0-      68,307      -0-        6,074
Executive Vice President  1994  200,000  385,000       -0-           -0-      37,500      -0-        5,643
                          1993  137,500      -0-                     -0-         -0-      -0-
John J. Vosicky           1995  235,000  235,000       -0-           -0-      53,364      -0-        6,074
Executive Vice President
and                       1994  225,000  276,000       -0-           -0-         -0-      -0-        5,643
Chief Financial Officer   1993  150,000  300,000                     -0-         -0-      -0-

--------

<F1>In  accordance  with the revised  rules on  executive  officer and  director compensation disclosure adopted by the SEC, amounts of Other Annual Compensation and All Other Compensation are excluded for Comdisco's 1993 fiscal year.
<F2>Amounts of All Other  Compensation  are amounts  contributed by Comdisco for fiscal 1995 and 1994 under Comdisco's Profit Sharing and Employee Stock Ownership Plans for the persons named above.
<F3>Includes $6,074 in Comdisco contributions to retirement plans as outlined in footnote (2) above and $37,318 paid pursuant to the terms of the Comdisco Financial Services, Inc. Residual Incentive Compensation Plan as described in the Other Transactions Section above.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to grants of stock options made to named executive officers during the fiscal year ended September 30, 1995.

                                                                          POTENTIAL REALIZABLE VALUE
                                                                            AT ASSUMED ANNUAL RATES
                                                                          OF STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                         FOR OPTION TERM
                      -------------------------------------------------- -----------------------------
                      NUMBER OF
                      SECURITIES
                      UNDERLYING  % OF TOTAL
                       OPTIONS/  OPTIONS/SARS EXERCISE GRANT
                         SARS     GRANTED TO  OR BASE   DATE
                       GRANTED   EMPLOYEES IN  PRICE   MARKET EXPIRATION
NAME                     (#)     FISCAL YEAR   ($/SH)  PRICE     DATE     0%       5%         10%
----                  ---------- ------------ -------- ------ ---------- ---------------- ------------
Jack Slevin             15,367        .7%      $13.67  $13.67  10/17/04  $   0 $  132,082 $    334,722
                        44,550       2.1%      $13.33  $13.33  09/30/04  $   0 $  364,296 $    917,987
                        27,699       1.3%      $19.83  $19.83  09/28/05  $   0 $  345,372 $    875,172
                        45,363       2.1%      $19.83  $19.83  09/28/05  $   0 $  565,620 $  1,433,280
Alan J. Andreini         8,122        .4%      $13.67  $13.67  10/17/04  $   0 $   69,812 $    176,917
                        67,500       3.1%      $13.33  $13.33  09/30/04  $   0 $  551,963 $  1,390,890
                        75,000       3.5%      $13.33  $13.33  12/12/04  $   0 $  628,895 $  1,593,742
                        15,919        .7%      $19.83  $19.83  09/28/05  $   0 $  198,496 $    502,989
                        45,363       2.1%      $19.83  $19.83  09/28/05  $   0 $  565,620 $  1,433,280
Robert A. Bardagy       15,367        .7%      $13.67  $13.67  10/17/04  $   0 $  132,082 $    334,722
                        13,500        .6%      $13.33  $13.33  09/30/04  $   0 $  110,393 $    278,178
                        23,878       1.1%      $19.83  $19.83  09/28/05  $   0 $  297,735 $    754,460
Nicholas K. Pontikes     7,243        .3%      $13.67  $13.67  10/17/04  $   0 $   62,257 $    157,772
                        27,000       1.2%      $13.33  $13.33  09/30/04  $   0 $  220,785 $    556,356
                        15,919        .7%      $19.83  $19.83  09/28/05  $   0 $  198,496 $    502,989
                        18,144        .8%      $19.83  $19.83  09/28/05  $   0 $  226,233 $    573,274
John J. Vosicky          8,122        .4%      $13.67  $13.67  10/17/04  $   0 $   69,812 $    176,917
                        20,250        .9%      $13.33  $13.33  09/30/04  $   0 $  165,589 $    417,267
                        15,919        .7%      $19.83  $19.83  09/28/05  $   0 $  198,496 $    502,989
                         9,072        .4%      $19.83  $19.83  09/28/05  $   0 $  113,117 $    286,637

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUE

  The following table sets forth information with respect to the named executive officers in the Summary Compensation Table concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                             TOTAL NUMBER OF SHARES        TOTAL VALUE OF
                         NUMBER OF           UNDERLYING UNEXERCISED   UNEXERCISED, IN-THE-MONEY
                          SHARES                 OPTIONS HELD AT          OPTIONS HELD AT
                         ACQUIRED              SEPTEMBER 30, 1995        SEPTEMBER 30, 1995<F1>
                            ON      VALUE   ------------------------- -------------------------
NAME                     EXERCISE  REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     --------- -------- ----------- ------------- ----------- -------------
Jack Slevin.............  21,813   $144,521   46,999       327,556     $347,744    $1,964,017
Alan J. Andreini........       0          0   45,393       252,442      283,078     1,391,757
Robert A. Bardagy.......       0          0   32,625       104,871      207,062       673,254
Nicholas K. Pontikes....       0          0    5,400       100,407       35,100       566,318
John J. Vosicky.........   9,450     87,444   93,037       104,139      665,244       663,676

--------

<F1>Based on the  closing  price of the  Common  Stock on  September  29,  1995,
    $19.83, as adjusted for the Stock Split.

-------


LONG TERM INCENTIVE PLAN ("LTIP") AWARDS

  The following table sets forth information with respect to the named executive officers concerning the grants of Performance Unit Awards under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan during the fiscal year ended September 30, 1995. The target performance objective is that Comdisco's Total Shareholder Return, as hereinafter defined, be ranked at or above the 60th percentile of the Total Shareholder Return of all companies in the S&P 500 for the period running from October 3, 1994 through September 30, 1997. The minimum performance objective is a 50th percentile ranking. If the actual ranking is less than the 50th percentile, then no compensation will be paid under these awards.

                                                      ESTIMATED FUTURE PAYOUTS
                                                                           UNDER
                                                     NON-STOCK PRICE-BASED PLANS
                                                     ---------------------------
           (A)              (B)          (C)            (D)      (E)      (F)
-------------------------- ------ ------------------ --------- -------- --------
                                    PERFORMANCE OR
                           NUMBER OTHER PERIOD UNTIL
                             OF     MATURATION OR
NAME                       UNITS       PAYMENT       THRESHOLD  TARGET  MAXIMUM
----                       ------ ------------------ --------- -------- --------
Jack Slevin...............  288   September 30, 1997 $144,000  $288,000 $864,000
Alan J. Andreini..........  166   September 30, 1997 $ 83,000  $166,000 $498,000
Robert A. Bardagy.........  250   September 30, 1997 $125,000  $250,000 $750,000
Nicholas K. Pontikes......  166   September 30, 1997 $ 83,000  $166,000 $498,000
John J. Vosicky...........  166   September 30, 1997 $ 83,000  $166,000 $498,000

                         COMPENSATION COMMITTEE REPORT

ROLE OF THE COMMITTEE

  In 1993, the Board of Directors defined the scope of authority that would be delegated to the non-employee Directors who serve as members of the Compensation Committee. Overall direction was given to this Committee to review and approve the Company's compensation policies to ensure that executive officers are rewarded appropriately for their contributions to Comdisco's growth and profitability and to ensure that compensation policies support Comdisco's business objectives, organization structure, culture and stockholder interests. Specific direction was given to determine the compensation of the Chief Executive Officer and to review and approve the compensation of the executive officers of the Company.

COMPENSATION STRATEGY

  During fiscal year 1995, the Compensation Committee has continued to evaluate Comdisco's compensation plans in accordance with the Committee's previously announced objectives of linking compensation to profit measures and stockholder value. The senior management team continues to be compensated in the following manner as originally suggested by outside compensation consultants in 1994. The total compensation for the Chief Executive Officer and certain Executive Officers is comprised of the following components: (i) base salary, (ii) annual incentive (cash and stock options) based on Company pre-tax earnings objectives and (iii) long term performance units based on Total Shareholder Return objectives. Each of the foregoing components constituted approximately one-third of the executive's total compensation. Thus over two-thirds of the executive's compensation is subject to both Company performance and stockholder returns.

TAX CONSIDERATIONS

  The Compensation Committee has continued to monitor legislation which was enacted in 1993 that precludes a publicly held corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and its four other highest paid executive officers. Certain qualified performance based compensation is exempt from this deduction limit. In order to attempt to meet the deductibility requirements, the Company is seeking stockholder approval of the 1995 Long-Term Stock Ownership Incentive Plan and approval of certain performance goals to be established for the award of Performance Units thereunder. Assuming the receipt of such approvals, it is expected that most, if not all, compensation paid to the executive officers will qualify as a tax deductible expense.

  Notwithstanding the foregoing, the Compensation Committee believes that the new tax law requirements may not always be consistent with sound executive compensation principles. To achieve full tax deductibility, the tax law requirements do not allow the flexibility or discretion to respond to changing market conditions, to utilize subjective performance factors or to reward extraordinary performance of an unforseen type. Therefore, the Compensation Committee reserves the right to approve nondeductible compensation based upon the circumstances at the time.

1995 CHIEF EXECUTIVE OFFICER COMPENSATION

  Jack Slevin's compensation package for fiscal 1995 reflects the Committee's strategy of placing a majority of the compensation at risk subject to the attainment of pre-tax earnings goals and longer-term Total Shareholder Return goals. The Company has an employment agreement with Mr. Slevin which provided for a base salary of $433,000 for fiscal 1995. Annual cash incentive compensation for Mr. Slevin was equal to 1% of Comdisco's 1995 fiscal year pre-tax earnings between $125 million and $170 million and 2% of pre-tax earnings in excess of $170 million. The Committee also approved a discretionary annual cash incentive payment of $4,000 based upon Mr. Slevin's positive contributions during the last year. The amount of annual cash incentive payments can be found in the Summary Compensation Table. Mr. Slevin's employment agreement also provided for an annual stock option award which was contingent upon the attainment of pre-tax earnings objectives for fiscal 1995. In accordance with the terms of the award, Mr. Slevin received 88% of the award which equaled 27,699 option shares at $19.83 (the closing price of Comdisco's Common Stock on September 29, 1995, as adjusted for the Stock Split). For the long term perspective, Mr. Slevin was granted 288 Performance Units under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan. The performance period and performance objectives are set forth in the Long-Term Incentive Plan ("LTIP") Awards section above. To further align Mr. Slevin's interests with those of the Company's stockholders, the Committee offered Mr. Slevin the right to forego cash compensation in exchange for stock options. Under this "Cash-to-Option Alternative" Mr. Slevin elected to forego $99,000 in cash compensation. In return, Mr. Slevin received a stock option to acquire 44,550 shares at the closing price of Comdisco's Common Stock on the date such election was made ($19.83).

1995 EXECUTIVE OFFICER COMPENSATION

  During fiscal year 1995, the Company entered into incentive compensation agreements with certain of its executive officers. The agreements included the following elements: base salary; annual bonus based on the Company meeting its pre-tax earnings objectives; Performance Units to be paid if the Company meets 3 year total shareholder return goals; and stock options to be granted if the Company met its annual pre-tax earnings objectives. The executive officers also participated in the "Cash-to-Option Alternative" under which they had the right to forego cash compensation in exchange for stock options.

     This report has been provided by C. Keith Hartley, Rick Kash, and Thomas H. Patrick, the members of the Compensation Committee.